UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2008

ALTERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01.  Other Events

On May 2, 2008, Altera Corporation entered into a contract to conduct certain share repurchases pursuant to a plan (the “Plan”) complying with Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Plan covers the period from June 2, 2008 to July 18, 2008, unless the Plan is earlier terminated.  Repurchases made under the Plan will comply with the requirements of Rule 10b5-1(c)(1)(i) and, to the extent applicable, Rule 10b-18 under the Exchange Act.  Depending upon prevailing market conditions and other factors, there can be no assurance that shares of Altera’s common stock will be purchased pursuant to the Plan.  In no event will the cumulative amount of Altera common stock purchased under the Plan exceed the greater of $100 million or 7 million shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Timothy R. Morse
Timothy R. Morse, Senior Vice President and Chief Financial Officer

Dated:  May 30, 2008